Calculation of Filing Fee Tables
S-1
Agassi Sports Entertainment Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock par value $0.001	Other	10,642,606	$ 6.25	$ 66,516,287.50	0.0001381	$ 9,185.90
Fees to be Paid	2	Equity	Common Stock par value $0.001	Other	3,287,376	$ 6.25	$ 20,546,100.00	0.0001381	$ 2,837.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 87,062,387.50		$ 12,023.32
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 12,023.32
Offering Note
[1]	The shares will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement. Represents outstanding shares of common stock (line 1) and shares of common stock issuable upon exercise of warrants (line 2). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered in the Registration Statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high ($6.50) and low ($6.50) sales prices of a share of the Registrant's common stock on OTCID market maintained by OTC Markets, Inc. on July 27, 2026, which date is within five business days of the date of the filing of this Registration Statement.

[2]	The shares will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement. Represents outstanding shares of common stock (line 1) and shares of common stock issuable upon exercise of warrants (line 2). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered in the Registration Statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high ($6.60) and low ($6.25) sales prices of a share of the Registrant's common stock on OTCID market maintained by OTC Markets, Inc. on July 30, 2026, which date is within five business days of the date of the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date